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                                                                    Exhibit 99.1









                             ON2 TECHNOLOGIES, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                          Effective as of June 15, 2001

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                             ON2 TECHNOLOGIES, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I
      PURPOSE.................................................................1

  1.1  Purpose................................................................1

ARTICLE II
      DEFINITIONS.............................................................1

  2.1  "Board"................................................................1
  2.2  "Code".................................................................1
  2.3  "Common Stock".........................................................1
  2.4  "Company"..............................................................2
  2.5  "Compensation".........................................................2
  2.6  "Designated Subsidiary"................................................2
  2.7  "Employee".............................................................2
  2.8  "Enrollment Date"......................................................2
  2.9  "Exercise Date"........................................................2
  2.10 "Fair Market Value"....................................................2
  2.11 "Offering Period"......................................................2
  2.12 "Plan".................................................................2
  2.13 "Purchase Price".......................................................3
  2.14 "Reserves".............................................................3
  2.15 "Subsidiary"...........................................................3
  2.16 "Trading Day"..........................................................3

ARTICLE III
      ELIGIBILITY.............................................................3

  3.1  Eligibility............................................................3

ARTICLE IV
      OFFERING PERIODS........................................................3

  4.1  Offering Periods.......................................................3

ARTICLE V
      PARTICIPATION AND PAYROLL DEDUCTIONS....................................4

  5.1  Participation..........................................................4
  5.2  Payroll Deductions.....................................................4

ARTICLE VI
      GRANT AND EXERCISE OF OPTIONS...........................................5

  6.1  Grant of Option........................................................5
  6.2  Exercise of Option.....................................................5


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  6.3  Delivery...............................................................5

ARTICLE VII
      WITHDRAWAL AND TERMINATION..............................................5

  7.1  Withdrawal.............................................................5
  7.2  Termination of Employment..............................................6

ARTICLE VIII
      MISCELLANEOUS...........................................................6

  8.1  Interest...............................................................6
  8.2  Stock..................................................................6
  8.3  Administration.........................................................6
  8.4  Designation of Beneficiary.............................................6
  8.5  Transferability........................................................7
  8.6  Use of Funds...........................................................7
  8.7  Reports................................................................7
  8.8  Adjustments Upon Changes in Capitalization, Dissolution,
       Liquidation, Merger or Asset Sale......................................7
  8.9  Amendment or Termination...............................................8
  8.10 Notices................................................................9
  8.11 Conditions Upon Issuance of Shares.....................................9
  8.12 Term of Plan...........................................................9


EXHIBIT A....................................................................10

EXHIBIT B....................................................................12

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                                    ARTICLE I

                                     PURPOSE

      1.1 PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE II

                                   DEFINITIONS

      2.1 "BOARD" shall mean the Board of Directors of the Company.

      2.2 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      2.3 "COMMON STOCK" shall mean the common stock of the Company.


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      2.4 "COMPANY" shall mean On2 Technologies, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

      2.5 "COMPENSATION" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

      2.6 "DESIGNATED SUBSIDIARY" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

      2.7 "EMPLOYEE" shall mean any individual who (1) is an employee of the Company for tax purposes, and (2) whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, an individual's employment relationship with the Company shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the individual's employment relationship with the Company shall be deemed to have terminated on the 91st day of such leave.

      2.8 "ENROLLMENT DATE" shall mean the first day of each Offering Period.

      2.9 "EXERCISE DATE" shall mean the last day of each Offering Period.

      2.10 "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

            (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the American Stock Exchange, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last Trading Day on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

            (b) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

      2.11 "OFFERING PERIOD" shall mean a period of approximately three (3) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following March 31, or commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following September 30, or commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the period ending the following December 31; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company's registration statement effective and ending on the last Trading Day on or before September 30, 2001. The duration of Offering Periods may be changed pursuant to
Article IV of this Plan.

      2.12 "PLAN" shall mean this On2 Technologies, Inc. 2001 Employee Stock Purchase Plan.


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      2.13 "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market
Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 8.9.

      2.14 "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

      2.15 "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      2.16 "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

                                   ARTICLE III

                                   ELIGIBILITY

      3.1   ELIGIBILITY.

            (a) Any Employee who has been employed by the Company for a period of 6 months shall be eligible to participate in the Plan, provided such Employee remains employed by the Company on a given Enrollment Date.

            (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                                   ARTICLE IV

                                OFFERING PERIODS

      4.1 OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1 and October 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 8.9 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company's registration statement effective and ending on the last Trading Day on or before September 30, 2001. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without


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stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

                                   ARTICLE V

                      PARTICIPATION AND PAYROLL DEDUCTIONS

      5.1   PARTICIPATION.

            (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least seven business days prior to the applicable Enrollment Date.

            (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 7.1 hereof.

      5.2 PAYROLL DEDUCTIONS.

            (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

            (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

            (c) A participant may discontinue his or her participation in the Plan as provided in Section 7.1 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following seven (7) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 7.1 hereof.

            (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.1(b) hereof, a participant's payroll deductions may be decreased (but not below zero percent) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 7.1 hereof.

            (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for


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the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

                                   ARTICLE VI

                          GRANT AND EXERCISE OF OPTIONS

      6.1 GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 12,000 shares (subject to any adjustment pursuant to Section 8.8), and provided further that such purchase shall be subject to the limitations set forth in Sections 3.1(b) and 8.1 hereof. Exercise of the option shall occur as provided in Section 6.2 hereof, unless the participant has withdrawn pursuant to Section
7.1 hereof. The option shall expire on the last day of the Offering Period.

      6.2 EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 7.1 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 7.1 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

      6.3 DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option.

                                  ARTICLE VII

                           WITHDRAWAL AND TERMINATION

      7.1   WITHDRAWAL.

            (a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan or in accordance with Section 8.5 hereof. The participant's withdrawal shall be effective with the first full payroll period following seven (7) business days after the Company's receipt of the written notice unless the Company elects to process a given change in participation more quickly. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after the effective date of the withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant


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withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

            (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

      7.2 TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 8.4 hereof, and such participant's option shall be automatically terminated. Notwithstanding the preceding sentence, at the discretion of the Board, a participant who receives payment in lieu of notice of termination of employment may be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

      8.2   STOCK.

            (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 8.8 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be four million (4,000,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

            (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

            (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

      8.3 ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. The Board or its committee shall have the authority to delegate any of its responsibilities to an officer or officers of the Company or a third party to assist it in carrying out its responsibilities.

      8.4   DESIGNATION OF BENEFICIARY.


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            (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

            (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      8.5 TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 8.4 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 7.1 hereof.

      8.6 USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      8.7 REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

      8.8 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

            (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 6.1), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that neither the conversion of any convertible securities of the Company nor the exercise of an option under the Plan shall be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option or warrant.


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            (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten
(10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 7.1 hereof.

            (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 7.1 hereof.

      8.9   AMENDMENT OR TERMINATION.

            (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 8.8 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 8.8 and Section 8.9 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

            (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

            (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

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                  (i) Altering the Purchase Price for any Offering Period
      including an Offering Period underway at the time of the change in Purchase Price;

                  (ii) Shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                  (iii) Allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

      8.10 NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      8.11 CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      8.12 TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 8.9 hereof.


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                                    EXHIBIT A

                             ON2 TECHNOLOGIES, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

_____ Original Application for the _____________________ Enrollment Date

_____ Change in Payroll Deduction Rate

_____ Change of Beneficiary(ies)


1.    ____________________________________ hereby elects to participate in the
      On2 Technologies, Inc. 2001 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of ______________________________ (Employee or
      Employee and Spouse only).

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of
      (1) the excess of the fair market value of the shares at


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

      the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME OF BENEFICIARY:  (Please print) ___________________________________________
                                          (First) (Middle) (Last)

___________________________________________________________________________
Relationship

__________________________________________________
(Address)

Employee's Social Security Number: _____________________________________

Employee's Address:     _________________________________________________

                        _________________________________________________

                        _________________________________________________

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME BY FILING A NOTICE OF WITHDRAWAL FORM.

Dated:___________________ _________________________________________________
      Signature of Employee

      __________________________________________________
      Spouse's Signature (If beneficiary other than spouse)



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

                                    EXHIBIT B

                             ON2 TECHNOLOGIES, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL

I am a participant in the Offering Period of the On2 Technologies, Inc. 2001 Employee Stock Purchase Plan which began on ___________, 20____ (the "Enrollment Date"). I hereby notify the Company that I am withdrawing from the Offering Period and direct the Company to pay to me as promptly as practicable all the payroll deductions credited to my account with respect to such Offering Period. I understand that my withdrawal will be effective with the first full payroll period following seven (7) business days after the Company's receipt of this notice. I understand and agree that my option for such Offering Period will be automatically terminated. I understand that no additional payroll deductions will be made for the purchase of shares in the current Offering Period and that I will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:    ____________________________________

                                    ____________________________________

                                    ____________________________________

                                    ____________________________________


Signature:  ______________________________________________________


Date:       ______________________________________________________






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